Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Walter M. Pressey

President and Interim Chief Financial Officer

(617) 912-1921

Erica E. Smith

Investor Relations

(617) 912-3766

www.bostonprivate.com

BOSTON PRIVATE ANNOUNCES RESULTS FOR FIRST QUARTER 2007

Strong Organic Loan and AUM Growth

Boston, MA, April 25, 2007 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported its first quarter 2007 cash earnings of $0.44 per diluted share, consistent with $0.44 in the first quarter of 2006. GAAP earnings for the first quarter 2007 were $0.34 per diluted share versus $0.35 per diluted share for the first quarter of 2006.

Included in the financial performance are the results from the acquisition of Anchor Holdings (“Anchor”), which Boston Private acquired on June 1, 2006. More detailed financial information regarding Anchor’s financial results is outlined later in this press release.

Highlights

❖	Net Income for the first quarter was up 2.4% to $13.1 million, compared to $12.8 million a year ago. On a linked quarter basis, net income decreased $2.5 million, or 15.9%. On a same affiliate basis, net income was $12.1 million, a decline of 5.8% compared to the first quarter 2006.

❖	Total Revenues for the first quarter were up 12.4% to $92.0 million, compared to revenue of $81.9 million a year ago. On a linked quarter basis, revenues were up

$1.1 million, or 1.2%. On a same affiliate basis, revenues were $83.9 million, a 2.5% increase compared to the first quarter 2006.

❖	Net Interest Income was $43.4 million in the first quarter of 2007, compared to $43.6 in the first quarter 2006 and consistent with $43.4 million recorded in the fourth quarter of 2006.

o	Organic growth increased net interest income by $1.4 million on a linked quarter basis.

o	Increased cost of funds, partially offset by an increased yield on earning assets, decreased net interest income by $1.4 million on a linked quarter basis.

o	Net interest margin, including the impact of trust preferred interest expense, was 3.50%, 52 basis points lower than the 2006 level of 4.02%, and 8 basis points lower from 3.58% in the fourth quarter.

o	Core net interest margin, excluding the trust preferred interest expense decreased to 3.76%, 55 basis points lower than the first quarter 2006 level of 4.31%, and 9 basis points lower from 3.85% in the fourth quarter 2006.

❖	Allowance for loan losses, including off-balance sheet risk, as a percentage of total loans declined 1 basis point from 1.14% to 1.13% in the quarter.

❖	Wealth Advisory Fee Income increased 13.3% over the prior quarter to $7.3 million, primarily driven by continued organic growth of new client relationships and fee increases. Wealth advisory fee income increased 2.6% on a linked quarter basis.

❖	Investment Management Fee Income for the first quarter totaled $37.7 million, an increase of 30.9% over the same quarter 2006. The increase was due predominantly to the addition of Anchor’s $8 million investment management fee income. On a same affiliate basis, investment management fee income was $29.7 million, an increase of 3.0%.

❖	Total Operating Expenses for the first quarter were up 16.5% to $69.5 million, compared to $59.7 million in the same quarter a year ago. The increase was due predominantly to the addition of Anchor’s operating expenses and continued growth. On a same affiliate basis, operating expenses were $63.7 million, an increase of 6.7%.

❖	Operating Leverage from the first quarter of 2006 to the first quarter of 2007 declined 4.0%. Net interest income, representing approximately half of the company’s revenue, was flat year over year due to 52 basis points of compression of the net interest margin, while loans increased by 18.6% and deposits increased by 7.8%.

❖	Total Balance Sheet Assets at March 31, 2007 were $5.9 billion compared to $5.2 billion, or a 12.2% increase compared to a year ago due to strong organic loan growth. On a linked quarter basis, total balance sheet assets grew by 1.9%.

❖	Total Loans increased $700 million, or 18.6%, from March 31, 2006, to $4.5 billion from $3.8 billion. On a linked quarter basis, total loans grew by 3.4%, an annualized growth rate of 13.6%.

❖	Total Deposits increased $297 million, or 7.8%, from March 31, 2006, to $4.1 billion from $3.8 billion. On a linked quarter basis, deposits grew by 0.6%, an annualized growth rate of 2.4%.

❖	Total Assets Under Management/Advisory increased 3.5% to $30.9 billion from consolidated affiliates on a linked quarter basis. Total assets under management / advisory from consolidated and unconsolidated affiliates increased from $32.7 billion to $33.9 billion, or 3.7% on a linked quarter basis, an annualized growth rate of 14.8%. On a same affiliate basis, total assets under management / advisory, including unconsolidated affiliates, increased to $26.9 billion, a year over year growth rate of 6.1%. On a linked quarter basis, market action from our consolidated banks and investment managers contributed $629 million and net new inflows contributed $156 million.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “Our results in the first quarter were driven by strong loan growth in each of our private banks, while our wealth advisors and investment management firms experienced the benefits of positive market action and net inflows of funds. I am gratified that during this challenging yield curve environment we have produced consistent levels of net interest income for six quarters despite the fact that our net interest margin has declined 52 basis points, or 12.9 percent. We significantly increased our earnings capacity during this challenging timeframe despite the fact that half of our total revenues have not increased. While we see no immediate interest rate relief, we believe that we have built in long-term profitable growth.”

“We continue to be pleased with our solid credit quality and our client base. Fundamentally, our financial results continue to benefit from our strategy of diversification by business, product, client type, distribution channel, and geography.

In addition, we are delighted to report that the investments we have made in new private banking offices are beginning to pay dividends. Specifically, two of the six new offices are now profitable, two are approaching break even and the two newest offices, one of which will open in May, are making great progress. Year over year organic deposit growth for the period ended March 31, 2007 was approximately $300 million. Approximately 25% of that growth was contributed by five of the six new offices in which we have invested. In the aggregate these offices have produced more than $80 million of new deposits. Our success reinforces the acceptance of our business model and the vitality of the wealth management market segment,” stated Walter M. Pressey, President and Interim Chief Financial Officer.

Strategic Expansion Developments

On February 27, 2007, Boston Private announced the signing of a definitive agreement to acquire Charter Financial, a holding company for Charter Bank, which is a Washington-chartered commercial bank (referred together with Charter Financial as Charter Bank). The Company anticipates that the acquisition will close early in the third quarter of 2007.

On April 16, 2007, Boston Private announced that First Private Bank & Trust had entered into a strategic partnership with Wilshire Associates to provide high net worth clients with sophisticated investment services.

Dividend Payment Continues

Concurrent with the release of the first quarter 2007 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.09 per share, reflecting the quarterly earnings performance. The record date for this dividend is May 1, 2007 and the payment date is May 15, 2007.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles and the impact of certain non-cash share based compensation plans, and includes related tax benefits that result from purchase accounting. In addition to GAAP earnings, the Company believes its cash earnings reports the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans. (A detailed reconciliation table is attached.)

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on April 26, 2007 at 9 a.m. Eastern time. Interested parties may join the call by dialing 800-867-0731 and the password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com or Yahoo! Finance. A continuous telephone replay will be available beginning at 11:30 a.m. Eastern time. The replay telephone number is (800) 388-9064.

Boston Private Wealth Management Group

Boston Private is a financial services company which owns independently-operated affiliates located in key geographic regions of the U.S. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s core competencies. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles, tax benefits related to purchase accounting, stock options and ESPP expense. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the business of Charter will not be integrated successfully with Boston Private’s; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

			Acquisition	Same Affiliates(6)
	March 31,	March 31,	March 31,	March 31,
FINANCIAL DATA:	2007	2006	2007	2007
Total Balance Sheet Assets	$5,871,510	$5,231,264	$98,189	$5,773,321
Stockholders’ Equity	651,282	555,690	33,135	618,147
Tangible Capital:
Boston Private Bank & Trust	161,414	141,979	—	161,414
Borel Private Bank & Trust	96,270	80,211	—	96,270
First Private Bank & Trust	46,700	41,694	—	46,700
Gibraltar Private Bank & Trust	81,756	68,233	—	81,756
Investment Securities	511,985	585,679	407	511,578
Goodwill	332,462	286,595	38,501	293,961
Intangible Assets	121,782	94,681	34,956	86,826

Commercial and Construction Loans	2,608,172	2,109,229	—	2,608,172
Residential Mortgage Loans	1,581,829	1,405,984	—	1,581,829
Home Equity and Other Consumer Loans	268,956	243,565	—	268,956

Total Loans	4,458,957	3,758,778	—	$4,458,957

Loans Held for Sale	8,911	2,842	—	8,911

Allowance for Loan Losses and Off-Balance Sheet Risk	50,303	43,511	—	50,303
Non-performing Loans	9,564	4,901	—	9,564
Repossessed Assets, Net	475	—	—	475
Total Non-performing Assets	10,039	4,901	—	10,039
Deposits	4,101,432	3,804,122	—	4,101,432
Borrowings	1,012,088	762,436	—	1,012,088

Book Value Per Share	$17.72	$15.80
Market Price Per Share	$27.92	$33.79

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$10,521,000	$9,200,000	—	$10,521,000
Boston Private Bank & Trust	2,499,000	2,352,000	—	2,499,000
Sand Hill Advisors	1,284,000	1,143,000	—	1,284,000
Boston Private Value Investors	915,000	904,000	—	915,000
RINET Company	1,285,000	1,203,000	—	1,285,000
Borel Private Bank & Trust	707,000	693,000	—	707,000
Dalton, Greiner, Hartman, Maher & Co.	2,014,000	3,489,000	—	2,014,000
KLS Professional Advisors Group	3,939,000	3,335,000	—	3,939,000
Gibraltar Private Bank & Trust	959,000	802,000		959,000
Anchor Capital Holdings	6,976,000	—	6,976,000	—
First Private Bank & Trust (5)	15,000	—	—	15,000
Less: Inter-company Relationship	(255,000)	(222,000)	—	(255,000)

Consolidated Affiliate Assets Under Management and Advisory	$30,859,000	$22,899,000	6,976,000	$23,883,000

Coldstream Capital Management	1,110,000	935,000	—	1,110,000
Bingham, Osborn, & Scarborough	1,930,000	1,535,000	—	1,930,000

Total Unconsolidated Assets Under Management and Advisory	$33,899,000	$25,369,000	$6,976,000	$26,923,000

FINANCIAL RATIOS:
Stockholders’Equity/Total Assets	11.09%	10.62%
Non-performing Loans/Total Loans	0.21%	0.13%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.13%	1.16%
Tangible Capital/ Tangible Assets	3.64%	3.60%

			Acquisition	Same Affiliates(7)
	Three Months Ended
	March 31,	March 31,	March 31,	March 31,
OPERATING RESULTS:	2007	2006	2007	2007
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$45,019	$44,903	$19	$45,000
FTE Adjustment	1,635	1,335	—	1,635

Net Interest Income	43,3840	43,568	19	43,365

Investment Management and Trust Fees:
Westfield Capital Management	16,705	13,739	—	16,705
Boston Private Bank & Trust	3,685	3,417	—	3,685
Boston Private Value Investors	1,765	1,632	—	1,765
Borel Private Bank & Trust	1,127	986	—	1,127
Gibraltar Private Bank & Trust	1,839	1,495	—	1,839
Dalton, Greiner, Hartman, Maher & Co.	4,528	7,544	—	4,528
First Private Bank & Trust	22	—	—	22
Anchor Capital Holdings	8,036	—	8,036	—

Total Investment Management Fees	37,707	28,813	8,036	29,671
Wealth Advisory Fees:
RINET Company	2,127	1,940	—	2,127
Sand Hill Advisors	1,706	1,542		1,706
KLS Professional Advisors Group	3,385	2,878	—	3,385
Other	48	51	—	48

Total Wealth Advisory Fees	7,266	6,411	—	7,266

Other Fees	2,450	1,829	66	2,384

Total Fees	47,423	37,053	8,102	39,321

Earnings in Equity Investments	683	772	—	683
Gain on Sale of Loans, Net	532	457	—	532
Gain on Sale of Investments, Net	3	—	3	—

Total Fees and Other Income	48,641	38,282	8,105	40,536

Total Revenue	92,025	81,850	8,124	83,901

Provision for Loan Losses	1,176	1,163	—	1,176

Salaries and Employee Benefits	46,601	39,375	4,469	42,132
Occupancy and Equipment	7,874	6,558	181	7,693
Professional Services	3,206	2,808	25	3,181
Marketing and Business Development	2,596	2,336	166	2,430
Contract Services and Processing	1,435	1,230	59	1,376
Amortization of Intangibles	3,549	2,875	859	2,690
Other	4,282	4,517	87	4,195

Total Operating Expense	69,543	59,699	5,846	63,697
Minority Interest	914	814	453	461

Income Before Income Taxes	20,392	20,174	1,825	18,567
Income Tax Expense	7,258	7,346	773	6,485

Net Income	$13,134	$12,828	$1,052	$12,082

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
RECONCILIATION OF GAAP EARNINGS	2007	2006
TO CASH EARNINGS:

Net Income (GAAP Basis)	$13,134	$12,828

Cash Basis Earnings (1)
Book Amortization of Purchased Intangibles, Net of Tax	1,912	1,627
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,098	1,023
Stock options and ESPP, Net of Tax	1,121	900

Total Cash Basis Adjustment	$4,131	$3,550

Cash Basis Earnings	$17,265	$16,378

	Three Months Ended
	March 31,	March 31,
PER SHARE DATA: (In thousands, except per share data)	2007	2006

Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$13,134	$12,828
Interest on convertible trust preferred securities, net of tax	750	765

Net Income for diluted EPS	$13,884	$13,593

Calculation of Average Shares Outstanding:
Weighted average basic shares	36,277	34,621
Dilutive effect of:
Stock Options, Stock Grants, and Other	1,674	1,425
Convertible trust preferred securities	3,184	3,182

Dilutive potential common shares	4,858	4,607
Weighted Average Diluted Shares	41,135	39,228

Earnings per Share:
Basic	$0.36	$0.37
Diluted	$0.34	$0.35

RECONCILIATION OF GAAP EPS TO CASH EPS:
(on a Diluted Basis)

Earnings Per Share (GAAP Basis)	$0.34	$0.35
Cash Basis Adjustment	$0.10	$0.09

Cash Basis Earnings Per Diluted Share	$0.44	$0.44

	Three Months Ended
	March 31,	March 31,
	2007	2006
OPERATING RATIOS & STATISTICS:
Return on Average Equity	8.17%	9.34%
Return on Average Assets	0.91%	1.01%
Net Interest Margin	3.50%	4.02%
Core Net Interest Margin(2)	3.76%	4.31%
Total Fees and Other Income/Total Revenue	52.86%	46.77%
Efficiency Ratio	71.39%	69.33%
Net Loans Charged-off	$8	$527

RECONCILIATION OF NIM TO CORE NIM
Net Interest Margin	3.50%	4.02%
Effect of Trust Preferred, Net	0.26%	0.29%
Core Net Interest Margin(2)	3.76%	4.31%

CASH OPERATING RATIOS:
Return on Average Equity (3)	10.74%	11.92%
Return on Average Assets (4)	1.19%	1.29%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	March 31, 2007			March 31, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
AVERAGE ASSETS:	Balance	Expense	Rate	Balance	Expense	Rate
Earnings Assets
Cash and investments	$691,090	$7,313	4.83%	$768,578	$7,041	4.13%
Loans
Commercial and Construction	2,540,403	48,527	7.74%	2,047,660	37,534	7.42%
Residential Mortgage	1,588,980	22,834	5.75%	1,385,586	19,075	5.51%
Home Equity and Other Consumer	265,736	5,163	7.72%	244,125	4,536	7.43%

Total Earning Assets	5,086,209	83,837	7.02%	4,445,949	68,186	6.26%

Allowance for Loan Losses	(43,816)			(38,201)
Cash and due From Banks	56,127			64,673
Other Assets	703,881			599,103

TOTAL AVERAGE ASSETS	$5,802,401			$5,071,524

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:

Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$550,726	$2,930	2.16%	$449,269	$1,207	1.09%
Money Market	1,874,556	15,710	3.40%	1,744,204	9,298	2.16%
Certificate of Deposits	888,152	10,272	4.69%	698,943	6,017	3.49%

Total Deposits	3,313,434	28,912	3.54%	2,892,416	16,522	2.32%
Junior Subordinated Debentures	234,021	3,293	5.63%	234,021	3,258	5.57%
FHLB Borrowings and Other	741,425	8,248	4.47%	527,970	4,838	3.60%

Total Interest-Bearing Liabilities	4,288,880	40,453	3.81%	3,654,407	24,618	2.72%

Non-interest Bearing Demand Deposits	729,887			729,390
Payables and Other Liabilities	140,719			138,102

Total Liabilities	5,159,486			4,521,899
Stockholders’ Equity	642,915			549,625

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’EQUITY	$5,802,401			$5,071,524

Net Interest Income		$43,384			$43,568
Net Interest Margin		3.50%			4.02%

	March 31,	December 31,
	2007	2006
FINANCIAL DATA:

Total Balance Sheet Assets	$5,871,510	$5,763,544
Stockholders’ Equity	651,282	635,197
Tangible Capital:
Boston Private Bank & Trust	161,414	160,639
Borel Private Bank & Trust	96,270	91,300
First Private Bank & Trust	46,700	48,388
Gibraltar Private Bank & Trust	81,756	78,692
Investment Securities	511,985	577,903
Goodwill	332,462	335,633
Intangible Assets	121,782	125,331

Commercial and Construction Loans	2,608,172	2,496,234
Residential Mortgage Loans	1,581,829	1,546,965
Home Equity and Other Consumer Loans	268,956	268,053

Total Loans	4,458,957	4,311,252

Loans Held for Sale	8,911	5,224
Allowance for Loan Losses and Off-Balance Sheet Risk	50,303	48,973
Non-performing Loans	9,564	9,999
Repossessed Assets, Net	475	550
Total Non-performing Assets	10,039	10,549
Deposits	4,101,432	4,077,831
Borrowings	1,012,088	914,529

Book Value Per Share	$17.72	$17.36
Market Price Per Share	$27.92	$28.21

ASSETS UNDER MANAGEMENT AND ADVISORY:

Westfield Capital Management	$10,521,000	$10,102,000
Boston Private Bank & Trust	2,499,000	2,369,000
Sand Hill Advisors	1,284,000	1,252,000
Boston Private Value Investors	915,000	961,000
RINET Company	1,285,000	1,262,000
Borel Private Bank & Trust	707,000	731,000
Dalton, Greiner, Hartman, Maher & Co.	2,014,000	2,302,000
KLS Professional Advisors Group	3,939,000	3,727,000
Gibraltar Private Bank & Trust	959,000	907,000
Anchor Capital Holdings	6,976,000	6,444,000
First Private Bank & Trust	15,000	5,000
Less: Inter-company Relationship	(255,000)	(238,000)

Consolidated Affiliate Assets Under Management and Advisory	$30,859,000	$29,824,000
Coldstream Capital Management	1,110,000	1,090,000
Bingham, Osborn, & Scarborough	1,930,000	1,777,000

Total Unconsolidated Assets Under Management and Advisory	$33,899,000	$32,691,000

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	11.09%	11.02%
Nonperforming Loans/Total Loans	0.21%	0.23%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.13%	1.14%
Tangible Capital/Tangible Assets	3.64%	3.29%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,
OPERATING RESULTS:	2007	2006
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$45,019	$44,960
FTE Adjustment	1,635	1,575

Net Interest Income	43,384	43,385

Investment Management and Trust Fees:
Westfield Capital Management	16,705	15,567
Boston Private Bank & Trust	3,685	3,578
Boston Private Value Investors	1,765	1,748
Borel Private Bank & Trust	1,127	1,130
Gibraltar Private Bank & Trust	1,839	1,764
Dalton, Greiner, Hartman, Maher & Co.	4,528	5,043
First Private Bank & Trust	22	5
Anchor Capital Holdings	8,036	7,356

Total Investment Management Fees	37,707	36,191
Wealth Advisory Fees
RINET Company	2,127	2,135
Sand Hill Advisors	1,706	1,556
KLS Professional Advisors Group	3,385	3,336
Other	48	55

Total Wealth Advisory Fees	7,266	7,082

Other Fees	2,450	2,312

Total Fees	47,423	45,585

Earnings in Equity Investments	683	1,515
Gain on Sale of Loans, Net	532	434
Gain / (Loss) on Sale of Investments, Net	3	—

Total Fees and Other Income	48,641	47,534

Total Revenue	92,025	90,919

Provision for Loan Losses	1,176	987

Salaries and Benefits	46,601	41,611
Occupancy and Equipment	7,874	7,900
Professional Services	3,206	3,651
Marketing and Business Development	2,596	2,169
Contract Services and Processing	1,435	1,321
Amortization of Intangibles	3,549	3,874
Other	4,282	4,512

Total Operating Expense	69,543	65,038
Minority Interest	914	1,020

Income Before Income Taxes	20,392	23,874
Income Tax Expense	7,258	8,266

Net Income	$13,134	$15,608

	Three Months Ended
	March 31,	December 31,
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:	2007	2006
Net Income (GAAP Basis)	$13,134	$15,608

Cash Basis Earnings (1)
Book Amortization of Purchased Intangibles, Net of Tax	1,912	2,091
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,098	1,138
Stock options and ESPP, Net of Tax	1,121	830

Total Cash Basis Adjustment	4,131	4,059

Cash Basis Earnings	$17,265	$19,667

	Three Months Ended
	March 31,	December 31,
	2007	2006
PER SHARE DATA: (In thousands, except per share data)

Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$13,134	$15,608
Interest on convertible trust preferred securities, net of tax	750	765

Net Income for diluted EPS	$13,884	$16,373

Calculation of Average Shares Outstanding:
Weighted average basic shares	36,277	36,064
Dilutive effect of:
Stock Options, Stock Grants, and Other	1,674	1,560
Convertible trust preferred securities	3,184	3,183

Dilutive potential common shares	4,858	4,743
Weighted Average Diluted Shares	41,135	40,807

Earnings per Share:
Basic	$0.36	$0.43
Diluted	$0.34	$0.40

RECONCILIATION OF GAAP EPS TO CASH EPS:
(on a Diluted Basis)

Earnings Per Share (GAAP Basis)	$0.34	$0.40
Cash Basis Adjustment	$0.10	$0.10

Cash Basis Earnings Per Diluted Share	$0.44	$0.50

OPERATING RATIOS & STATISTICS:

Return on Average Equity	8.17%	9.96%
Return on Average Assets	0.91%	1.10%
Net Interest Margin	3.50%	3.58%
Core Net Interest Margin (2)	3.76%	3.85%
Total Fees and Other Income/Total Revenue	52.86%	52.28%
Efficiency Ratio	71.39%	67.55%
Net Loans Charged-off / (Recovered)	$8	($39)

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

(1)	The Company calculates its cash earnings by adjusting net income to exclude the amortization of the purchased intangibles (net of tax), includes the tax benefit on the portion of the purchase price which is deductible over a 15 year life, and excludes certain non-cash share based compensation plans (net of tax). The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Cash Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities.

(2)	The Company defines Core Net Interest Margin as Net Interest Margin excluding the interest expense on the Junior Subordinated Debentures. The Company utilizes Trust Preferred Securities to assist in the funding of acquisitions and believes it is useful to compare Net Interest Margin excluding the impact of this acquisition funding vehicle.

(3)	The Company calculates Return on Average Equity on a cash basis as Cash Basis Earnings divided by Average Equity.

(4)	The Company calculates Return on Average Assets on a cash basis as Cash Basis Earnings divided by Average Assets.

(5)	First Private Bank and Trust opened their Trust Department in the fourth quarter of 2006.

(6)	Same Affiliate Financial Data and Assets Under Management and Advisory as of March 31, 2007 and 2006 exclude Anchor Capital Holdings.

(7)	Same Affiliate Operating Results for the three months ending March 31, 2007 and 2006 exclude Anchor Capital Holdings.